Exhibit 10.2

VW CREDIT LEASING, LTD.,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
Not in its Individual Capacity
but Solely as SUBI Trustee,

and

VW CREDIT, INC.,
as Servicer

TRANSACTION SUBI SUPPLEMENT 2023-A TO
SERVICING AGREEMENT

Dated as of September 19, 2023

Table of Contents

EXHIBIT A     Form of Annual Officer’s Certificate

EXHIBIT B     Form of Annual ERISA Certification

-i-

TRANSACTION SUBI SUPPLEMENT 2023-A TO
SERVICING AGREEMENT

THIS TRANSACTION SUBI SUPPLEMENT 2023-A TO SERVICING AGREEMENT (as amended, modified or supplemented from time to time, this “Transaction SUBI Servicing Supplement”), dated as of September 19, 2023, is among VW CREDIT LEASING, LTD., a Delaware statutory trust (the “Origination Trust”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as a SUBI Trustee (hereinafter, together with its successors and assigns, the “SUBI Trustee”) of the Origination Trust, and VW CREDIT, INC., a Delaware corporation (“VCI”), as Servicer (in such capacity, the “Servicer”).

RECITALS

A.            VCI (in its capacity as settlor, the “Settlor”), Wilmington Trust Company, as Delaware Trustee (the “Delaware Trustee”), and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as Administrative Trustee and UTI Trustee (in such capacity, together with any successor or permitted assign, the “Administrative Trustee” and the “UTI Trustee”, respectively, and collectively with the Delaware Trustee and the SUBI Trustee, the “Origination Trustees”) have entered into that certain Trust Agreement dated as of June 2, 1999 (as modified, supplemented or amended from time to time, the “Origination Trust Agreement”) pursuant to which the Settlor formed the Origination Trust for the purpose of acting as agent and nominee owner of various Origination Trust Assets in accordance with the Origination Trust Agreement.

B.            The Origination Trust and the Servicer also have entered into that certain Servicing Agreement dated as of June 22, 1999, as amended and restated as of December 21, 2000 (as modified, supplemented or amended from time to time, the “Servicing Agreement”), which provides, among other things, for the servicing of the Origination Trust Assets by the Servicer.

C.            The Origination Trust Agreement contemplates that from time to time the UTI Trustee, on behalf of the Origination Trust and at the direction of the Initial Beneficiary, will identify and allocate on the Origination Trust’s books and records certain Origination Trust Assets within separate SUBI Portfolios and create and issue to the Initial Beneficiary separate special units of beneficial interest in the Origination Trust or “SUBIs”, the beneficiary or beneficiaries of which will hold an exclusive 100% beneficial ownership interest in the related SUBI Portfolios, all as set forth in the Origination Trust Agreement.

D.            Concurrently herewith, Volkswagen Auto Lease/Loan Underwritten Funding, LLC (the “Transferor”) will purchase the Transaction SUBI and the Transaction SUBI Certificate from VCI and the Issuer will purchase the Transaction SUBI and the Transaction SUBI Certificate from the Transferor. The Issuer is expected to fund such purchase from proceeds of the issuance of the Notes and Certificates.

E.            Concurrently herewith, Volkswagen Auto Lease Trust 2023-A, a Delaware statutory trust (the “Issuer”), is entering into an asset-backed financing transaction pursuant to, among other agreements, an indenture (the “Indenture”) with Citibank, N.A., as indenture trustee (the “Indenture Trustee”), pursuant to which the Issuer will issue asset-backed notes and will grant a security interest to the Indenture Trustee in certain of its assets.

Transaction SUBI Servicing Supplement (2023-A)

F.            Concurrently herewith, the Initial Beneficiary, the UTI Trustee, the Administrative Trustee and the SUBI Trustee are entering into that certain Transaction SUBI Supplement 2023-A to Origination Trust Agreement (as amended, modified or supplemented from time to time, the “Transaction SUBI Supplement”) to supplement the terms of the Origination Trust Agreement (i) to cause the UTI Trustee to identify and allocate Origination Trust Assets to a particular SUBI Portfolio (the “Transaction SUBI Portfolio”), which shall consist of Origination Trust Assets which shall constitute SUBI Assets, and (ii) to create and issue to VCI a SUBI Certificate (such SUBI Certificate, together with any replacements thereof, the “Transaction SUBI Certificate”), that will evidence the entire beneficial ownership interest in the related SUBI Portfolio (the “Transaction SUBI”) including the Transaction Vehicles, with the Origination Trust continuing to hold record title to the Transaction Vehicles as agent and nominee for the holder of the Transaction SUBI Certificate, and (iii) to set forth the terms and conditions thereof.

G.            Concurrently herewith, the UTI Trustee, on behalf of the Origination Trust and at the direction of the Initial Beneficiary, is issuing to VCI the Transaction SUBI Certificate, representing all of the Initial Beneficiary’s right, title and interest in and to the Transaction SUBI, and the right to realize on any property that may be included in the Transaction SUBI Portfolio, and all proceeds thereof.

H.            The Origination Trust desires to retain the Servicer to provide certain services with respect to the Transaction SUBI Portfolio beneficially owned by the Issuer, and the parties hereto desire, pursuant to this Transaction SUBI Servicing Supplement, to supplement the terms of the Servicing Agreement insofar as they apply to the Transaction SUBI Portfolio, providing for specific servicing obligations that will benefit the Issuer, as holder of the Transaction SUBI Certificate, and the Indenture Trustee, as the pledgee of the Transaction SUBI Certificate on behalf of the Noteholders.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and in the Servicing Agreement, the parties hereto agree to the following supplemental obligations with regard to the Transaction SUBI Portfolio:

ARTICLE V
DEFINITIONS

Section 5.1      Definitions. For all purposes of this Transaction SUBI Servicing Supplement, except as otherwise expressly provided or unless the context otherwise requires, (a) unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them (i) in Appendix A of the Indenture, (ii) if not defined therein, by the Servicing Agreement, (iii) if not defined therein, by the Origination Trust Agreement, or (iv) if not defined therein, by the Transaction SUBI Supplement, (b) the capitalized terms defined in this Transaction SUBI Servicing Supplement have the meanings assigned to them in this Transaction SUBI Servicing Supplement and include (i) all genders and (ii) the plural as well as the singular, (c) all references to words such as “herein”, “hereof” and the like shall refer to this Transaction SUBI Servicing Supplement as a whole and not to any particular article or section within this Transaction SUBI Servicing Supplement, (d) the term “include” and all variations thereon shall mean “include without limitation”, and (e) the term “or” shall include “and/or”.

2	Transaction SUBI Servicing Supplement (2023-A)

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF SERVICER

The Servicer represents and warrants to the Transferor, the Issuer and the Indenture Trustee on behalf of the Noteholders as follows:

Section 6.1      Existence and Power. The Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all power and authority required to carry on its business as it is now conducted. The Servicer has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect the business, properties, financial condition or results of operations of the Servicer, taken as a whole.

Section 6.2      Authorization and No Contravention. The execution, delivery and performance by the Servicer of each Transaction Document to which it is a party (i) have been duly authorized by all necessary corporate action and (ii) do not violate or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational instruments or (C) any agreement, contract, order or other instrument to which it is a party or its property is subject and (iii) will not result in any Adverse Claim on any Transaction Unit or Collection or give cause for the acceleration of any indebtedness of the Servicer.

Section 6.3      No Consent Required. No approval, authorization or other action by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Servicer of any Transaction Document, other than UCC filings and other than approvals and authorizations that have previously been obtained and filings which have previously been made.

Section 6.4      Binding Effect. Each Transaction Document to which the Servicer is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

Section 6.5      No Proceedings. There is no action, suit, Proceeding or investigation pending or, to the knowledge of the Servicer, threatened against the Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would render invalid the Servicing Agreement, this Transaction SUBI Servicing Supplement or the Transaction Units or the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Transaction SUBI Servicing Supplement or any other Transaction Document.

3	Transaction SUBI Servicing Supplement (2023-A)

ARTICLE VII
SPECIFIC REQUIREMENTS FOR
ADMINISTRATION AND SERVICING OF THE
TRANSACTION SUBI PORTFOLIO

Section 7.1            Appointment of Servicer.

(a)            The Servicer shall manage, service and administer the Transaction SUBI Assets, at its own expense and for the benefit of each holder and pledgee of the Transaction SUBI Certificate, and shall make collections on the Transaction Units in accordance with its Customary Servicing Practices in effect from time to time, using the same degree of skill and attention that the Servicer exercises with respect to all comparable retail automotive leases that it services for itself or others.

(b)            The Servicer may delegate its duties and obligations as Servicer in accordance with Section 2.10 of the Servicing Agreement.

(c)            The Servicer is hereby authorized to commence, in its own name or in the name of the Origination Trust, a legal Proceeding (including a bankruptcy Proceeding) relating to or involving a Transaction Unit, a Lessee or a Leased Vehicle. If the Servicer shall commence a legal Proceeding to enforce a Transaction Unit, the Origination Trust shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Transaction Unit to the Servicer. If in any enforcement suit or legal Proceeding it shall be held that the Servicer may not enforce a Transaction Unit on the ground that it is not a real party in interest or a holder entitled to enforce such Transaction Unit, the Origination Trust shall, at the Servicer’s expense and direction, take steps to enforce such Transaction Unit, including bringing suit in its name.

(d)            The Servicer shall account for the Transaction SUBI Portfolio separately from any other SUBI Portfolio.

Section 7.2            Servicer Bound by Servicing Agreement.

(a)            The Servicer shall continue to be bound by all provisions of the Servicing Agreement with respect to the Transaction Units allocated to the Transaction SUBI Portfolio, including the provisions of Article II thereof relating to the administration and servicing of Leases; and the provisions set forth herein shall operate either as additions to or modifications of the existing obligations of the Servicer under the Servicing Agreement, as the context may require. In the event of any conflict between the provisions of this Transaction SUBI Servicing Supplement and the Servicing Agreement with respect to the Transaction SUBI, the provisions of this Transaction SUBI Servicing Supplement shall prevail.

(b)            For purposes of determining the Servicer’s obligations with respect to the servicing of the Transaction SUBI Portfolio under this Transaction SUBI Servicing Supplement, general references in the Servicing Agreement to: (i) a SUBI Portfolio shall be deemed to refer more specifically to the Transaction SUBI Portfolio; (ii) a SUBI Servicing Agreement Supplement shall be deemed to refer more specifically to this Transaction SUBI Servicing Supplement; and (iii) a SUBI Supplement shall be deemed to refer more specifically to the Transaction SUBI Supplement.

4	Transaction SUBI Servicing Supplement (2023-A)

Section 7.3            Application of Proceeds.

(a)            Prior to the satisfaction and discharge of the Indenture with respect to the Collateral, the Servicer shall deposit an amount equal to all Collections received in respect of the Transaction SUBI during any Collection Period into the Collection Account on or prior to 11:00 a.m., New York City time, on the related Payment Date; provided, however, that if the Monthly Remittance Condition is not satisfied, the Servicer shall deposit an amount equal to all Collections into the Collection Account within two Business Days after identification thereof. The “Monthly Remittance Condition” shall be deemed to be satisfied if (i) VCI is the Servicer, (ii) no Servicer Replacement Event has occurred and is continuing and (iii) either (x) VCI has a short-term debt rating of at least “P-1” from Moody’s and at least “A-1” from S&P or (y) an entity with such ratings has guaranteed the performance of VCI’s obligations hereunder. Pending deposit into the Collection Account, Collections may be used by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

(b)            After the satisfaction and discharge of the Indenture with respect to the Collateral, the Servicer shall pay an amount equal to Collections in accordance with the instructions provided from time to time by the holder of the Transaction SUBI Certificate.

(c)            Notwithstanding anything to the contrary contained in this Transaction SUBI Servicing Supplement, for so long as the Monthly Remittance Condition has been satisfied, the Servicer shall be permitted to deposit into the Collection Account only the net amount distributable to the Issuer, as holder of the Transaction SUBI Certificate, on each Payment Date. The Servicer shall, however, account for all Collections as if all of the deposits and distributions described herein were made individually.

Section 7.4            Servicer Certificate.

(a)            On each Determination Date prior to the satisfaction and discharge of the Indenture with respect to the Collateral, the Servicer shall deliver prior to 11:00 a.m., New York City time, on such date to the Indenture Trustee, the Issuer, the SUBI Trustee, the Administrator and each Paying Agent a Servicer Certificate reflecting information as of the close of business of the Servicer for the immediately preceding Collection Period containing the information described in Section 8.3(a) of the Indenture. At the sole option of the Servicer, each Servicer Certificate may be delivered in electronic or hard copy format.

(b)            Upon receipt of notice from the Administrator of the determination of a Benchmark Replacement and/or the making of any Benchmark Replacement Conforming Changes or of any SOFR Adjustment Conforming Changes, the Servicer shall include in the Servicer Certificate any information regarding the Benchmark Replacement, the Benchmark Replacement Date and any such Benchmark Replacement Conforming Changes or any SOFR Adjustment Conforming Changes, as applicable, provided by the Administrator.

Section 7.5            Servicing Fee. Notwithstanding anything to the contrary in Section 2.5 of the Servicing Agreement, on each Payment Date, the Issuer shall pay to the Servicer in accordance with Section 8.4(a) or Section 5.4(b) of the Indenture, as applicable, the Servicing Fee for the immediately preceding Collection Period as compensation for its services. In addition, the Servicer may retain any Supplemental Servicing Fees.

5	Transaction SUBI Servicing Supplement (2023-A)

Section 7.6             Insurance Lapses; Repairs. The Servicer shall not be required to monitor whether any Lessee has, and shall have no liability in the event that any Lessee fails to maintain in full force and effect, a physical damage insurance policy covering any Transaction Unit or naming the Origination Trust as loss payee. Without limiting the foregoing, in no event shall the Servicer be obligated to perform or be liable for any repairs or maintenance with respect to any Transaction Unit.

Section 7.7            Licensing of Origination Trust. The Servicer shall cause the Origination Trust to apply for and maintain at all times all licenses and permits necessary to carry on the Origination Trust’s leasing business in each jurisdiction in which the Origination Trust operates, except where the failure to have any license or permit would not materially and adversely affect the business, properties, financial condition or results of operation of the Origination Trust, taken as a whole.

Section 7.8            Servicer Advances. On each Payment Date, the Servicer shall deposit into the Collection Account prior to 11:00 a.m., New York City time, an advance in an amount equal to the lesser of (a) any shortfall in the amounts available to make the payments in clauses (i) through (v) of Section 8.4(a) of the Indenture and (b) the aggregate scheduled monthly lease payments due on Included Units but not received (or not received in full) during and prior to the related Collection Period (an “Advance”); provided, however, that the Servicer will not be obligated to make an Advance if the Servicer reasonably determines in its sole discretion that such Advance is not likely to be repaid from future cash flows from the Transaction SUBI Portfolio. No Advances will be made with respect to Defaulted Leases. Notwithstanding the foregoing, following any replacement of VCI as Servicer pursuant to Section 8.1, the successor Servicer shall not be required to make any Advances.

Section 7.9            Payment of Fees and Expenses; Indemnity for Taxes. The Servicer shall pay all expenses (other than expenses described in the definition of Sales Proceeds) incurred in connection with the administration and servicing of the Transaction SUBI and the Transaction Units, including, without limitation, expenses incurred by it in connection with its activities hereunder, including fees and disbursements of the SUBI Trustee, independent accountants, taxes imposed on the Servicer and any SUBI Trustee indemnity claims. The Servicer shall pay any and all taxes levied or assessed upon the Issuer or upon all or any part of the Trust Estate.

Section 7.10          Annual Independent Public Accountants’ Servicing Report. For so long as the Transferor is filing reports under the Exchange Act with respect to the Issuer, on or before March 30th of each calendar year (or, if such day is not a Business Day, the next Business Day), beginning with March 30, 2024, the Servicer shall cause a firm of independent registered public accountants (who may also render other services to the Servicer, the Transferor or their respective Affiliates) to furnish to the Indenture Trustee, the Servicer and the Transferor each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer or any Affiliate thereof during the related fiscal year (or since the Closing Date, in the case of the first such attestation report) delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

6	Transaction SUBI Servicing Supplement (2023-A)

Section 7.11          Annual Officer’s Certificate; Annual ERISA Certification.

(a)            The Servicer will deliver to the Rating Agencies, the Issuer and the Indenture Trustee on or before March 30th of each calendar year (or, if such day is not a Business Day, the next Business Day) beginning with March 30, 2024, an Officers’ Certificate substantially in the form of Exhibit A providing such information as is required under Item 1123 of Regulation AB.

(b)            The Servicer will deliver to the Rating Agencies, the Issuer and the Indenture Trustee on or before April 30th of each calendar year (or, if such day is not a Business Day, the next Business Day) beginning with April 30, 2024, an Officers’ Certificate substantially in the form of Exhibit B with respect to the ERISA plans maintained or sponsored by the Servicer or any of its ERISA Affiliates.

(c)            For so long as the Transferor is filing reports under the Exchange Act with respect to the Issuer, the Servicer will deliver to the Issuer, on or before April 30th of each calendar year (or, if such day is not a Business Day, the next Business Day) beginning with April 30, 2024, a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year (or since the Closing Date, in the case of the first such report), and shall address the Servicing Criteria specified in Exhibit B of the Indenture or such other criteria as mutually agreed upon by the Servicer and the Transferor, including disclosure of any material instance of non-compliance identified by the Servicer, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

Section 7.12          Postmaturity Term Extension. Consistent with its Customary Servicing Practices, the Servicer may, in its discretion, grant a Postmaturity Term Extension with respect to any Transaction Lease. If the Servicer grants a Postmaturity Term Extension with respect to a Transaction Lease, then the Servicer shall direct the SUBI Trustee and the Servicer to reallocate the Transaction Unit related to such Transaction Lease from the Transaction SUBI Portfolio to the UTI Portfolio (if the Servicer is VCI) or to an Other SUBI designated by the Servicer (if the Servicer is not VCI) on the Payment Date following the beginning of the Collection Period during which such Postmaturity Term Extension was granted. In consideration for such reallocation, the Servicer shall make a payment to the Issuer equal to the Securitization Value of such Transaction Unit as of the end of the Collection Period preceding such Payment Date by depositing such amount into the Collection Account prior to 11:00 a.m., New York City time, on such Payment Date.

Section 7.13          Insurance Policies; Additional Insureds. The Servicer shall cause all policies of insurance required to be maintained pursuant to Section 2.9 of the Servicing Agreement to name the Transferor, the Issuer, the Owner Trustee and the Indenture Trustee as additional insureds.

Section 7.14          Security Deposits. In accordance with Section 2.4 of the Servicing Agreement, on the Payment Date related to the Collection Period in which a Security Deposit (as defined in the Servicing Agreement) becomes a Collection, the Servicer shall deposit such amounts in the Collection Account.

7	Transaction SUBI Servicing Supplement (2023-A)

Section 7.15          Pull-Ahead and Other Early Termination Marketing Programs. The Servicer may, in its discretion, with respect to any Included Unit, permit the Lessee under the related Lease to terminate such Lease prior to its scheduled termination date as part of a “pull-ahead” or other marketing program; provided, however, that such early termination shall not be permitted unless all Pull-Ahead Amounts due and payable by the Lessee under such Lease on or before the date of such Lessee’s election to terminate the Lease have been paid by or on behalf of such Lessee and are deposited in the Collection Account within the time period thereafter stated in Section 7.3 of this Transaction SUBI Servicing Supplement. Following such early termination, the Servicer shall charge the related Lessee any applicable Excess Wear and Tear Charges and Excess Mileage Charges in accordance with Customary Servicing Practices with respect to Leases that are terminated early by the related Lessee in the absence of a “pull-ahead” or other marketing program.

Section 7.16          1934 Act Filings. The Origination Trust hereby authorizes the Servicer to prepare, sign, certify and file on behalf of the Origination Trust any and all reports, statements and information respecting the Origination Trust required to be filed or made pursuant to the Exchange Act and the rules thereunder.

ARTICLE VIII
TERMINATION OF SERVICER

Section 8.1            Termination of Servicer as to Transaction SUBI Portfolio.

(a)            Upon the occurrence and continuation of any Servicer Replacement Event, the Servicer shall provide to the Indenture Trustee, the Issuer, the Administrator and each Rating Agency prompt notice specifying such Servicer Replacement Event, together with a description of its efforts to perform its obligations. The Servicer may not resign except in accordance with Section 2.10(a) of the Servicing Agreement.

(b)            If a Servicer Replacement Event shall have occurred and be continuing, the SUBI Trustee on behalf of the holder of the Transaction SUBI Certificate, shall, at the written direction of the Required Related Holders, by notice given to the Servicer, the Issuer, the Indenture Trustee and the Administrator, terminate the rights and obligations of the Servicer under this Transaction SUBI Servicing Supplement and the Servicing Agreement with respect to the Transaction SUBI and the Included Units. In the event the Servicer is removed or resigns as Servicer with respect to servicing the Transaction SUBI Assets, the Required Related Holders shall appoint a successor Servicer. With respect to any Servicer Replacement Event, the SUBI Trustee, acting at the direction of the Required Related Holders, may waive any default of the Servicer. For purposes of this Section, so long as the Lien of the Indenture is in place, the “Required Related Holders” shall be deemed to be the Indenture Trustee, acting at the direction of the Holders of not less than 66 2/3% of the Outstanding Notes and thereafter, the Issuer, acting at the direction of the Majority Certificateholders.

(c)            Any successor Servicer shall be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle lease contracts having an aggregate outstanding principal balance of not less than $50,000,000.

8	Transaction SUBI Servicing Supplement (2023-A)

(d)            If replaced, the Servicer agrees that it will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Transaction Units to a successor Servicer.

(e)            Upon the effectiveness of the assumption by the successor Servicer of its duties pursuant to this Section 8.1, the successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under the Servicing Agreement with respect to the Transaction SUBI Portfolio, and shall be subject to all the responsibilities, duties and liabilities relating thereto, except with respect to the obligations of the predecessor Servicer that survive its termination as Servicer as set forth in Section 8.1(f). No Servicer shall resign or be relieved of its duties under the Servicing Agreement, as Servicer of the Transaction SUBI Portfolio, until a newly appointed Servicer for the Transaction SUBI Portfolio shall have assumed the responsibilities and obligations of the resigning or terminated Servicer under this Transaction SUBI Servicing Supplement and provided in writing the information reasonably requested by the Transferor to comply with its reporting obligations under the Exchange Act with respect to a replacement Servicer. In the event of a replacement of VCI as Servicer, the Required Related Holders shall cause the successor Servicer to agree to indemnify VCI against any losses, liabilities, damages or expenses (including attorneys’ fees) as a result of the negligence or willful misconduct of such successor Servicer. The predecessor Servicer shall be entitled to receive reimbursement for any outstanding Advances made with respect to the Transaction Units to the extent funds are available therefor in accordance with the Indenture.

(f)            No termination or resignation of the Servicer as to the Transaction SUBI Portfolio shall affect the obligations of the Servicer pursuant to Section 2.7(c) of the Servicing Agreement; provided, that following the replacement of the Servicer pursuant to this Section 8.1, such Servicer shall have no duties, responsibilities or other obligations hereunder with respect to matters arising after such replacement.

Section 8.2            No Effect on Other Parties. Upon any termination of the rights and powers of the Servicer with respect to the Transaction SUBI Portfolio pursuant to Section 8.1 hereof, or upon any appointment of a successor Servicer with respect to the Transaction SUBI Portfolio, all the rights, powers, duties and obligations of the Origination Trustees, the UTI Holder and the Settlor under the Origination Trust Agreement, the Servicing Agreement, the Transaction SUBI Supplement, any other SUBI Supplement, any other SUBI Servicing Agreement Supplement or any other Origination Trust Document shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter, except as otherwise expressly provided herein or therein.

9	Transaction SUBI Servicing Supplement (2023-A)

ARTICLE IX
MISCELLANEOUS

Section 9.1            Amendment.

(a)            Notwithstanding any provision of the Servicing Agreement, the Servicing Agreement, as supplemented by this Transaction SUBI Servicing Supplement, to the extent that it deals solely with the Transaction SUBI and the Transaction SUBI Portfolio, may be amended in accordance with this Section 9.1.

(b)            Any term or provision of the Servicing Agreement or this Transaction SUBI Servicing Supplement may be amended by the Servicer, without the consent of any other Person subject to satisfaction of one of the following conditions: (i) the Servicer delivers an Officer’s Certificate or an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders or (ii) the Rating Agency Condition is satisfied with respect to such amendment. Without limiting the foregoing and subject to clause (c) below, any term or provision of this Transaction SUBI Servicing Supplement may be amended by the Servicer with the consent of Noteholders evidencing not less than a majority of the Outstanding Note Amount, voting as a single Class. Notwithstanding the foregoing, any amendment that materially and adversely affects the interests of the Origination Trustees, the Indenture Trustee or the Owner Trustee shall require the prior written consent of the Persons whose interests are materially and adversely affected.

(c)            Notwithstanding anything herein to the contrary (including clause (d) below), no amendment shall (i) reduce the interest rate or principal amount of any Note, or delay the Final Scheduled Payment Date of any Note without the consent of the Holder of such Note, or (ii) reduce the percentage of the Outstanding Note Amount, the Holders of which are required to consent to any matter without the consent of the Holders of at least the percentage of the Outstanding Note Amount which were required to consent to such matter before giving effect to such amendment.

(d)            It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

(e)            Prior to the execution of any amendment to this Transaction SUBI Servicing Supplement, the Servicer shall provide each Rating Agency with written notice of the substance of such amendment. No later than 10 Business Days after the execution of any amendment to this Transaction SUBI Servicing Supplement, the Servicer shall furnish a copy of such amendment to each Rating Agency, the Origination Trustees, the Owner Trustee and the Indenture Trustee.

(f)            Prior to the execution of any amendment to this Transaction SUBI Servicing Supplement, the Owner Trustee, the Indenture Trustee and the Origination Trustees shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Servicing Agreement or this Transaction SUBI Servicing Supplement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.

Section 9.2            Governing Law. THIS TRANSACTION SUBI SERVICING SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

10	Transaction SUBI Servicing Supplement (2023-A)

Section 9.3            Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, telecopier or electronic mail, and addressed in each case as set forth on Schedule II to the Indenture or at such other address as any party shall have provided to the other parties in writing. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

Section 9.4            Third-Party Beneficiaries. The Issuer and the Indenture Trustee, as holder and pledgee, respectively, of the Transaction SUBI Certificate, and their respective successors, permitted assigns and pledgees are third-party beneficiaries of the obligations of the parties hereto and may directly enforce the performance of any of such obligations hereunder.

Section 9.5            Severability. If one or more of the provisions of this Transaction SUBI Servicing Supplement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Transaction SUBI Servicing Supplement, and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining covenants, agreements and provisions, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Transaction SUBI Servicing Supplement invalid or unenforceable in any respect.

Section 9.6            Binding Effect. The provisions of the Servicing Agreement and this Transaction SUBI Servicing Supplement, insofar as they relate to the Transaction SUBI Portfolio, shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

Section 9.7            Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 9.8            Execution in Counterparts. This Transaction SUBI Servicing Supplement may be executed in any number of counterparts, including in counterparts executed via electronic signature, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Transaction SUBI Servicing Supplement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Transaction SUBI Servicing Supplement.

Section 9.9            Further Assurances. Each party will do such acts, and execute and deliver to any other party such additional documents or instruments, as may be reasonably requested in order to effect the purposes of this Transaction SUBI Servicing Supplement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

11	Transaction SUBI Servicing Supplement (2023-A)

Section 9.10          Each SUBI Separate; Assignees of SUBI. Each party hereto acknowledges and agrees (and each holder or pledgee of the Transaction SUBI Certificate, by virtue of its acceptance of such Transaction SUBI Certificate or pledge thereof acknowledges and agrees) that (a) the Transaction SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Transaction SUBI or the Transaction SUBI Portfolio shall be enforceable against the Transaction SUBI Portfolio only and not against any Other SUBI Assets or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other SUBI, any Other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such Other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against the Transaction SUBI or the Transaction SUBI Portfolio, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any Other SUBI shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Transaction SUBI, in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Transaction SUBI or the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any Other SUBI or the assets allocated thereto, and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any Other SUBI or any SUBI Assets other than the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the Transaction SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Transaction SUBI or, the Transaction SUBI Certificate, must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any Other SUBI or Other SUBI Certificate to release all claims to the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio.

Section 9.11          No Petition. With respect to each Bankruptcy Remote Party, each party hereto (and each holder and pledgee of the Transaction SUBI Certificate, by virtue of its acceptance of such Transaction SUBI Certificate or pledge thereof) covenants and agrees that, prior to the date which is one year and one day after payment in full of all obligations under each Financing, (i) such party shall not authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

12	Transaction SUBI Servicing Supplement (2023-A)

Section 9.12          SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a)            SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS TRANSACTION SUBI SERVICING SUPPLEMENT OR ANY DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF;

(b)            CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)            AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 9.3 OF THIS TRANSACTION SUBI SERVICING SUPPLEMENT;

(d)            AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e)            TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS TRANSACTION SUBI SERVICING SUPPLEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

Section 9.13          Limitation of Liability of U.S. Bank. Notwithstanding anything contained herein to the contrary, (a) this Transaction SUBI Servicing Supplement has been executed and delivered by U.S. Bank, not in its individual capacity but solely as Administrative Trustee and as SUBI Trustee, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Origination Trust is made and intended not as personal representations, covenants, undertakings and agreements by U.S. Bank but is made and intended for the purpose for binding only the Origination Trust, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) U.S. Bank has not verified or made any investigation as to the accuracy or completeness of any representations and warranties made by the Origination Trust in this Transaction SUBI Servicing Supplement and (e) under no circumstances shall U.S. Bank be personally liable for the payment of any indebtedness or expenses of the Origination Trust or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Origination Trust herein or under any other Transaction Document.

13	Transaction SUBI Servicing Supplement (2023-A)

Section 9.14          Information Requests. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuer, the Transferor or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

Section 9.15          Regulation AB. The Servicer shall cooperate fully with the Transferor and the Issuer to deliver to the Transferor and the Issuer (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Transferor or the Issuer to permit the Transferor to comply with the provisions of Regulation AB and its reporting obligations under the Exchange Act, together with such disclosures relating to the Servicer and the Units, or the servicing of the Units, reasonably believed by the Transferor to be necessary in order to effect such compliance.

Section 9.16          Electronic Signatures and Transmission.

(a)            For purposes of this Transaction SUBI Servicing Supplement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by electronic transmission. The term “electronic signature” shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto agrees that this Transaction SUBI Servicing Supplement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Transaction SUBI Servicing Supplement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign Act, UETA or any applicable state law. Each of the parties hereto are authorized to accept written instructions, directions, reports, notices or other communications delivered by electronic transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and none of the parties hereto shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information delivered to such party, including, without limitation, the risk of such party acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(b)            Any requirement in this Transaction SUBI Servicing Supplement that a document, including this Transaction SUBI Servicing Supplement, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by electronic transmission.

[SIGNATURES ON THE FOLLOWING PAGE]

14	Transaction SUBI Servicing Supplement (2023-A)

IN WITNESS WHEREOF, the parties hereto have caused this Transaction SUBI Servicing Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.

VW CREDIT LEASING, LTD.

By:	U.S. Bank Trust Company, National Association, not in its individual capacity but solely as Administrative Trustee

By:	/s/ Jose A. Galarza
Name: Jose A. Galarza
Title: Vice President

S-1	Transaction SUBI Servicing Supplement (2023-A)

VW CREDIT, INC.,
as Servicer

By:	/s/ Garett Miles
Name: Garett Miles
Title: Assistant Treasurer

By:	/s/ Jens Schreiber
Name: Jens Schreiber
Title: Treasurer

S-2	Transaction SUBI Servicing Supplement (2023-A)

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as SUBI Trustee

By:	/s/ Jose A. Galarza
Name: Jose A. Galarza
Title: Vice President

S-3	Transaction SUBI Servicing Supplement (2023-A)

EXHIBIT A

FORM OF ANNUAL OFFICER’S CERTIFICATE

(As required to be delivered on or before March 30 of each

calendar year beginning with March 30, 2024, pursuant to

Section 7.11 of the Transaction SUBI Servicing Supplement)

VW Credit, Inc. Annual Compliance Certificate

Pursuant to Section 7.11 of the Transaction SUBI Servicing Supplement

And Item 1123 of Regulation AB

VOLKSWAGEN AUTO LEASE TRUST 2023-A

The undersigned, duly authorized officers of VW Credit, Inc. (“VCI”), as Servicer (the “Servicer”), under the Transaction SUBI Supplement 2023-A to Servicing Agreement dated as of September 19, 2023 (as amended and supplemented, or otherwise modified and in effect from time to time, the “Transaction SUBI Servicing Supplement”), by and among VW Credit Leasing, Ltd., VCI, as Servicer, and U.S. Bank Trust Company, National Association, as SUBI Trustee, do hereby certify that:

1.	A review of the activities of the Servicer during the period from [ ], [ ] through December 31, [_], and of its performance under the Transaction SUBI Servicing Supplement was conducted under our supervision.

2.	To the best of our knowledge, based on such review, the Servicer has, fulfilled all of its obligations under the Transaction SUBI Servicing Supplement in all material respects throughout such period, [except that for the period beginning [ ], [ ] through [ ], [ ] [describe each failure, if any, of the Servicer to fulfill its obligations under the provisions of the Transaction SUBI Servicing Supplement in any material respect and the nature and status thereof]].

A-1	Transaction SUBI Servicing Supplement (2023-A)

IN WITNESS WHEREOF, each of the undersigned has duly executed this Certificate on behalf of the Servicer this ____ day of ______, [___].

Name:
Title:

Name:
Title:

A-2	Transaction SUBI Servicing Supplement (2023-A)

EXHIBIT B

FORM OF ANNUAL ERISA CERTIFICATION

(As required to be delivered on or before April 30 of each

calendar year beginning with April 30, 2024, pursuant to

Section 7.11 of the Transaction SUBI Servicing Supplement)

VW CREDIT, INC.

VOLKSWAGEN AUTO LEASE TRUST 2023-A

The undersigned, duly authorized representatives of VW Credit, Inc. (“VCI”), as Servicer, pursuant to the Transaction SUBI Supplement 2023-A to Servicing Agreement dated as of September 19, 2023 (as amended and supplemented, or otherwise modified and in effect from time to time, the “Transaction SUBI Servicing Supplement”), by and among VW CREDIT LEASING, LTD., VCI, as Servicer, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as SUBI Trustee, do hereby certify that:

1.            The undersigned are Authorized Officers of VCI.

2.            As of the end of VCI’s preceding fiscal year, with respect to the ERISA plans subject to Title IV of ERISA maintained or sponsored by VCI or any of VCI’s ERISA Affiliates (i.e., any member of VCI’s “controlled group,” within the meaning of Section 4001 of ERISA) (collectively, the “Plans”):

(a)            [Plan assets exceed the present value of accrued benefits][The present value of the accrued benefits exceeds plan assets] under each of the Plans as of the close of the most recent Plan year, as required to be reported in the financial statements for such Plan filed with the most recent Form 5500 for such Plan (the “Most Recent Plan Financial Statements”).

[Select from the following statements]

[(b)      [Neither VCI nor any of its ERISA Affiliates (i) anticipates that the value of the assets of any Plan it maintains would not be sufficient to cover any Funding Target; or (ii) is contemplating benefit improvements with respect to any Plan then maintained by any such entity or the establishment of any new Plan, either of which would cause any such entity to maintain a Plan with a Funding Target in excess of plan assets. The term "Funding Target" has the meaning set forth in section 430(d) of the Internal Revenue Code.][Describe any failure of the certifications in clauses (i) and (ii) to be true.]]

[(c)      If all of the Plans (other than a multiemployer Plan) were terminated (disregarding any Plans with surpluses), the unfunded liabilities at such date with respect to such Plans, their participants or beneficiaries, and the PBGC, would not have exceeded [5%] of the consolidated net worth of Volkswagen AG or [25%] of the consolidated net worth of Volkswagen Group of America, Inc. at such date.]

B-1	Transaction SUBI Servicing Supplement (2023-A)

[(d)      If VCI or any of VCI’s ERISA Affiliates withdrew or were to have withdrawn from all multiemployer Plans at such date, the aggregate withdrawal liability would not have exceeded 5% of the consolidated net worth of Volkswagen AG or 25% of the consolidated net worth of Volkswagen Group of America, Inc. at such date.]

[(e)      There are no unpaid minimum required contributions with respect to any Plan as disclosed on the Most Recent Plan Financial Statements.]

[(f)      Describe any facts that would cause the statements in clauses (b), (c), (d), or (e) to be incorrect.]

Capitalized terms used but not defined herein are used as defined in the Transaction SUBI Servicing Supplement.

B-2	Transaction SUBI Servicing Supplement (2023-A)

IN WITNESS WHEREOF, each of the undersigned has duly executed this Certificate this ____ day of __________.

By:
Name:
Title:

By:
Name:
Title:

B-3	Transaction SUBI Servicing Supplement (2023-A)